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                         Beijing Hualian Hypermarket Co.

                       Goods Purchases and Sales Agreement









Contract Serial Number: S-2007-0016-a-717
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Dept. Serial Number: ____________________

Dept. Name: Food Purchase Department
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Supplier Serial Number: S-2007-a016
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Name of Supplier: Songyuan City ErMaPao Green Rice Ltd.
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                     Goods Purchases and Sales Agreement (I)

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Beijing Hualian Hypermarket Co.

      The supplier (the "vendor") has consented that this agreement is applicable to any food material, part, or order of final products (the "goods") provided by all the subsidiaries, owned by Beijing Hualian Hypermarket Co (the "buyer"), unless other agreements would be made.

1.    Commercial Bribery:

      Bribery, as defined in this agreement, means any kickback, returned commission, purchase discount, property, present (for example souvenir, holiday present, etc.), offering, tourism, entertainment, treat or benefit on any reimbursement receipt that exceeds 50 RMB that is offered from the vendor side or any vendor's employee, for the purpose of expediting any deal or unfairly receiving any business privilege or advantage from the buyer.

      If the vendor is caught under any circumstance described above, provide with enough evidence, the buyer has right to withdrawal from the agreement and all the related business activities with the vendor, and vice versa; subsequently, the vendor needs to pay twice as much as the bribery amount to the seller as the penalty of violation.

      As reward, anyone who reports the bribery from vendor side will be given 30% of the bribery amount and more business opportunities.

      As sanction, anyone who involves in the bribery will be punished according to the company's regulations and laws.

2.    Price:

      Any price, including packing fee, freight, insurance and tax (customs, added-value tax, and other taxes), and other delivery expenses according to the order shipping destinations, offered to seller, should be based on the principle of fairness and should not be higher than the price of any similar shops within the applicable area. If the vendor's products prices increase, it's required to inform the buyer at least 30 days earlier; if decreased, it would be effective on the next day after the buyer received the notice. The notice should be given to purchase department and confirmed by Chief Purchase Officer (CPO) in writing to make it becomes effective. If the price increased, the buyer's stock would still be settled by the original price; if the price decreased, the buyer's stock needed to be settled by the new price and the vendor needs to compensate the inventory variance. In addition, before the change of the price, the quantity which the buyer wants can not be limited.

3. Payment:

      The buyer's payment terms and methods should perform in accordance with the annual trade contract.

4.    Quality:

      The vendor should have good guarantee for its right and quality. If the vendor has already provided the sample before order or both of parties have already had agreement on quality, types, and standard, the final result should be same. If any

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                     Goods Purchases and Sales Agreement (I)

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goods quality does not meet the law of People's Republic of China and relevant regulations or the previous agreement, the buyer has the right to reject or return the goods. In addition, the responsibility and expense come from rejection and returns will be taken by vendor.

      The goods' expiration date which was provided by the vendor can not be shorter than two third of the labeled expiration date (the promotional goods can not shorter than one second). The vendor guarantees that the goods can be consumed by consumers and business safely and meet the international commercial concept. The vendor also needs to provide the goods' relevant attachment and guarantees that the goods meet the law of People's Republic of China and relevant regulations as following:

(1) Food Hygiene Law                  (2) Product Quality Law
(3) Consumer Protection Law           (4) Trademark Law
(5) Patent Law                        (6) Copyright Law
(7) Customs Act                       (8) Interim Regulations on VAT
(9) VAT invoices Use                 (10) Import and Export Inspection Law
(11) Anti-Unfair Competition Law     (12) Contract Law
(13) Drugs Act                       (14) Frontier Health and Quarantine Law
(15) Warranty Law                    (16) Law on Commercial Banks
(17) Environmental Protection Act    (18) Other relevant laws, regulations and
                                          Provisions

      If the goods sold by the vendor have quality problems or any violations of intellectual property rights or any reasons which were related to its goods may cause the administrative punishment to buyer or complained and claimed by any third person, it would be processed by the following methods:

A. Since the date when the buyer received the inspection notice from law department, third person complaints or any other events which may cause the buyer to bear law responsibility (such as administrative responsibility and civil responsibility), the buyer has the right to stop the payment immediately, and inform the vendor to cooperate it. Besides the goods which violated the rights, the vendor can not stop providing other goods;
B. The vendor needs to cooperate with the buyer actively to inspect and process the relevant things and accepts the inspection, prosecution and respondent by the law enforcement departments;
C. If it caused the buyer need to bear the economic responsibility (such as administrative fines, civil compensation), the vendor need to bear all of the compensative responsibility;
D. If the buyer have any expenses which come from inspections, processes, and cases (excluding litigation fees, lawyer fees, travel fees), all will be born by the vendor;
E.    The above compensation fees and expenses can be deducted from the buyer's

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                     Goods Purchases and Sales Agreement (I)

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      account payable, if it is not enough, the rest will be filled by the vendor. In order to protect the buyer's reputation, if it is true that the vendor's goods have quality problems and violation of the rights, the vendor does not only compensate as the description above but also compensate the reputation loss of the buyer;
A. When customer complaints happen, the compensation fee is RMB 2,000 Yuan each time. If it happens two times in two consecutive months, the buyer has the right to cancel this agreement.
B. When it was exposed by media, by local media, the compensation fee is RMB 20,000 Yuan each time; by national media, the compensation fee is RMB 40,000 Yuan each time. If it happens two times in six consecutive months, the buyer has the right to cancel this agreement.
C. When the administrative punishments happen, by local or under level administrations, the compensation fee is RMB 30,000 Yuan each time; by provincial level, the compensation fee is RMB 40,000 Yuan each time; by national level, the compensation fee is RMB 50,000 Yuan each time. If it happens two times in twelve consecutive months, the buyer has the right to cancel this agreement.
D. If the customer complaints, media exposures and administrative punishment which were described above happened due to the same reason, the compensation will be combined.

5.    Return:

      When the buyer gives the return sheet to the vendor, the vendor should confirm by writing within 3 days. The return sheets should always be confirmed if there were not positive reasons. If the return sheets were sent by mail, it would be seemed that the vendor has already received in 7 days after the postmark. After the return sheets are confirmed, the vendor should come to take the returns within 15 days. If the vendor did not take back before the due day, it meant that the vendor gave up the right for this returns automatically. The buyer has the right to destroy, sell and other ways to determine the goods. In addition, the vendor has no right to ask compensation for the goods and the return fees and the expense when dealing with the goods would be deducted from the buyer's account payable automatically.

6.    Package:

      All the goods should be guaranteed for safety and health packaging; delivered to the agreed location by effective transportation and kept the goods quality well. All the internal and external packaging should meet the standard of relevant Chinese laws, regulations and administrative rules. The internal and external packaging should obey the rule to print the International Bar Code or the buyer's store code. The buyer has the right to require special packaging.

7.    Quantity:

      Quantity (including weight, volume and other metric units) should match with what the buyer needs.

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                     Goods Purchases and Sales Agreement (I)

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      The delivered quantity can not exceed the buyer's order. The buyer has the right to return the exceeding parts and the caused expenses will be paid by the vendor. If the vendor did not deliver enough goods, the buyer has the right to reject and the caused expense should be covered by the vendor except the buyer accepted by writing to cover the expenses.

8.    Ownership:

      Once the buyer or the person who was appointed to receive the goods received the goods and tested, the ownership of the goods will transfer to buyer immediately. Ownership is not relative to payment and the vendor can not keep the ownership in accordance with the buyer did not make the payment.

9.    Invoices:

      The vendor needs to open the VAT invoices in accordance with the price (the net price which has already deducted the discount) on the buyer's order sheet and the real received quantity.

10.   The orders' changes and termination

      The vendor should deliver in accordance with the buyer orders' quantities and types. The change should be informed within 2 days after the orders were received and need to be confirmed by the buyer by writing.

      The buyer can terminate all or part of orders without any responsibility to the vendor under the following situations:

      (1) When the vendor did not deliver on time or delay the delivery date without agreement.

      (2) When force majeure factors happened.

11.   Post-sale service:

      When the buyer stopped ordering or the vendor stopped delivering, the vendor still need to take the post-sale service responsibility for the goods which the buyer has not finished selling until the guaranteed period expired.

12.   Deduction:

      The buyer has the right to deduct the same amount which the vendor owed to the buyer from its account payable.

13.   The invalid terms

      If any single item of this agreement were confirmed invalid by the court of People's Republic of China, the rest of terms would not be affected.

14. Before signing this Agreement, the seller needs to provide the following documents:

      a.    Business license and a copy of organization code permits' duplicate;
      b. Tax registration certificates (national tax, land tax), and a copy of the general or small-scale taxpayer qualification certificate (proved with the annual evaluation);
      c. The relevant statutory permits documents for seller's production, agents, distribution or import of goods of this contract;

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      d.    Registered trademark certificate, and patent licensing documents
            (proved with annual payment);
      e.    Legal representative identity documents;
      f. The certificate of delegated authority for people who signed this agreement;
      g.    Bank account and account number;

15. The goods provided by the seller under this agreement is for seller to choose, and the buyer have no obligation to purchase or continue to buy.

16. The agreement is the integral part for the sale of goods on both of sides, but not all.

17. Validity of this agreement is from the date of signing to the date when the buyer will not sell any seller's goods and the seller have completed it obligations so far.
18. The agreement will be effective after signing by person in charge or consignee; with corporate seals.

19. Any dispute or both sides can not solve through negotiation will be proceeding ruling by the local court which has jurisdiction over buyer's location.

20. The outstanding issues of this agreement will be consulted by both sides with a supplementary agreement, and the supplementary agreement has the same legal effect as this contract.

21. The seller agreed that this agreement can be applied to all branches of Beijing Hualian Hypermarket Co. unless otherwise agreed.

22. The agreement has four copies which one is kept by the seller and three are kept by the buyer.

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                     Goods Purchases and Sales Agreement (I)

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Contractor (Buyer):                   Contractor (Seller):

Name: Beijing Hualian                 Name: Songyuan City ErMaPao
                                             Green Rice Ltd.

Address: No.165, Shimenkan            Address: Ping Feng Xiang,
         Baixia District,                      Qian Guo District,
         Nanjing City                          Songyuan City, Jilin Province

Phone: 025/68675834                   Phone: 0438-2283131

Fax: 025/68675830                     Fax: 0438-2850101

Tax registration:                     Tax registration:

Bank account:                         Bank account:

Account number:                       Account number:

Legal representative:                 Legal representative:

Purchase director:                    Business representative:

Purchase manager: Haoran Yang         Business director:

CPO:                                  Business manager: Chunhai Guo

Company seal:                         Company seal:

Date:  July 20, 2007                  Date: July 20, 2007

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                              Annual Trade Contract

Beijing Hualian                          Contract Serial Number:
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Year: _____  Department: ___Fresh FF; ___Food F; ___General Merchandise NF
Purchase Group Serial Number: _______________
Supplier: Songyuan City ErMaPao Green Rice Ltd.
Supplier Serial Number: _____________________
Main Business Brand: _ErMaPao_____________
Commodity Tax Rate:   0%
1. Payment Period: 30 days (Begin on delivery date; new stores count on opening date)
2.    Payment Method:
      ___Online Bank; ___Check; ___Telegraphic Transfer; _X_ Acceptance Draft
      ___days; ___Others __________________________________
3.    Commodity Quality Guarantee:
      The supplier must guarantee that the commodities meet the requirement of China's law or regulations. The commodities should be guaranteed with no defect and the storage life can not be shorter than two third of the entire life which labeled on the commodities. Meanwhile, the supplier must compensate any lose of Beijing Hualian. Quality Guarantee Fee: RMB50,000 Yuan, Payment Date: August 1, 2007 . Three months after this agreement is expired, if the buyer make sure that there is no quality problem or dispute, buyer will pay back this fee without interest.
4. By consulting, the supplier agreed to give Beijing Hualian the following discounts and Returned advantages
o Trade Discount: 5% (Based on product lists and unit price which provided by supplier and recognized by Beijing Hualian and discounted in invoices.)
o     Payment Discount: 0.5% (___discount in invoices ___ pay in the next month)
o Purchase Discount Information: at least 5% (The promotional discount period is 10 days before the discount information begins and 4 days after it ends.)
o New Opening Store Discount: 10% ( ___first month _X_ first order, including promotional products)
o New Arrivals Discount: 5% ( ___first month _X_ first order, including promotional products)
o Anniversary Discount: 10% (Orders in that month, , including promotional products)
o Stock Discount: Based on the stock price ( ___excluded tax _X_ included tax) to take 5% or RMB_____ Yuan. (pay when close an account)
o Goal Returns the Advantage: ___ Store _X_ Local Area ___ Region ___ Nation (the payment period will be within one after the goal is achieved)
      ___ Half Year (Period: from __________ to ____________)
      _X_ Whole Year (Period: 7/20/2007 to 12/31/2007)
      The Amount of Stock ( ___excluded tax _X_ included tax) are RMB: 5 million Yuan, returns the advantage by _1_% or RMB50,000 Yuan.
      The Amount of Stock ( ___excluded tax _X_ included tax) are RMB: 8 million

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                              Annual Trade Contract

Beijing Hualian                          Contract Serial Number:
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      Yuan, returns the advantage by 2% or RMB160,000 Yuan.

5. By consulting, Beijing Hualian provides the service such as promotional service to supplier, and the supplier pays the promotional service fee.
o New Product Promotional Service Fee: RMB1,000 Yuan per store. (each variety)

      (Payment method and date will depend on the signing of (Promotional Service Agreement))

      Service Content: New Product Promotional Service Fee Service Service Period: 7/20/2007 to 12/31/2007.

o Display Promotional Service Fee: RMB1,000 Yuan per store (Payment method and date: Telegraphic Transfer/ 8/1/2007)

      Service Content: Display Promotional Service Fee

      Service Period: 7/20/2007 to 12/31/2007.

o Marketing Promotional Service Fee: RMB1,000 Yuan per store ( Payment method and date: Telegraphic Transfer/ 8/1/2007)
      Service Content: New Year's Day, Chinese New Year Festival, Labor Day,
                       Mid-Autumn Festival, National Day, and Store Day's marketing promotional service fee
      Service Period: 7/20/2007 to 12/30/2007.
o Purchase Discount Promotional Service: RMB_1_ period * 500 Yuan/per store/per item (Payment date will depend on the signing of (Promotional Service Agreement))
6.    Other Givebacks
o Promotional Staffs Managerial Service Fee: RMB____ Yuan * _____ person/ per month/ per store (The specific content was shown in (Promotional Staff Admission Agreement))

o Quick News, Newly Opened Delayed, or Less Delivery Penalty: 1) Surprises and front pages' items-20% 2) Quick news items-10% 3) Newly opened stores' stock-20%. The above penalties are counted including taxes. If the penalty is less than 500 Yuan, it will count as 500 Yuan. (Payment date will depend on the signing of (Promotional Service Agreement))

o Price Special Agreement: The supplies' prices can not be higher than the one to other similar markets which are located in the same area agreed by this contract. If it were not, the price would be judged to the lowest one in the market automatically and the supplier should pay compensation to the items different prices. (Payment date will depend on the signing of (Stock Price Compensation Agreement))

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                              Annual Trade Contract

Beijing Hualian                          Contract Serial Number:
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7.    Other terms which were agreed by the supplier:
o Effective standard for stock price: _X_ price on the signed date ___ price on the received date
o Compensation when the price declined: _X_ Yes ___ No (Payment date will depend on the signing of (Stock Price Compensation Agreement))
o     Return guarantee _X_ Yes ___ No
o Compensation when loss ___ Yes _X_ No. The compensation amount for loss was based on annual stock (___ exclude tax ___ include tax) to take _1_ % or RMB _1_ / per month. (Paid in the end of each month)
o     The minimum quantities per orders (by price): 100,000 Yuan
o     Delivery Days: 3 days
o     New items examination
      Exam period: 3 months
      Exam standard: monthly sales are more than 1 million Yuan
8.    Other added terms:
                        1) This agreement is applicable for the following areas: _X_ Zijin store, _X_ Dachang store, _X_ Hunan Road store, _X_ Jiefang Road store, _X_ Guomao store and other newly opened stores in the Province (municipalities).
                        2) When the supplier does not delivery on time without any positive reason, it should pay 10% of the total amount of that order as penalty to Hualian.
                        3) New stores' marketing promotional service fee _____ Yuan.
9.    The effective period of this agreement:
o     This agreement was effective from 7/20/2007 to 12/30/2007.
      If Beijing Hualian keep ordering from the supplier and the supplier also keep delivering in accordance with the orders, this agreement will continue to be effective and limit both sides until it is replaced by the new agreement. If the new version's effective date can be recalled before the new agreement was signed, both sides' rights should be based on the new version when the date for new version began and adjusted the old one to match the new version's content.

10. The signing of (Authorized Commissioned Instructions) (Party A: Beijing Hualian; Party B: The supplier)
      10.1 Party B should provide authorized commissioned procedures for Party B's agent to Party A. The agent for Party B under this contract means when this agreement is signing and performing, people who has the right to represent Party B to sign, stock process, test,

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                              Annual Trade Contract

Beijing Hualian                          Contract Serial Number:
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            depositing, marketing, returns/ changes, cleaning and other relevant things, including but unlimited to signature person, promotional staff, business agent and responsive person on the contract. The authorized commissioned procedures under this contract includes but unlimited on the authorized commissioned instruction.
      10.2 If Party B changed and resigned the agent, it should remind the other side by written before not less than 7 days. (The assigned and resigned agent instruction was attached on this contract.) Without the procedure above, Party B's agent will be seems continued effective.
      10.3 Any document, ticket which were under Party B's agent's management will be effective after signed and become the effective certificate for both sides' contract signing and performing.
11. This agreement has four copies, the supplier keeps one and Beijing keeps three (for purchase management department, regional purchase department, and financial officer).
      This agreement shows both sides' integrities and is agreed after sufficiently consulted by both sides.


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The supplier:                               Beijing Hualian
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Business                                    Purchase
Representatives :________________           Director:_______________________
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Business Manager: Chunhai Guo               Purchase Manager:   Haoran Yang
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                                            CPO:
                                                ________________________________

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Date: 7/20/2007                             Date: 7/20/2007
Seal:                                       Seal:
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